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                                                                    EXHIBIT 23.2

                       CONSENT OF DELOITTE & TOUCHE GmbH

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-43192 of PDF Solutions, Inc. of our report dated July 26, 2000 (relating to the financial statements of Applied Integrated Systems & Software Entwicklungs-, Produktions- und Vertriebs GmbH as of and for the year ended December 31, 1999).

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche GmbH
/s/ Wirtschaftsprufungsgesellschaft

Munich, Germany
September 14, 2000